Exhibit 12.1

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                    For the Quarter Ended March 31, 2006
                                                 -----------------------------------------
($in thousands)
------------------------------------------------------------------------------------------
Earnings before income taxes                                   $       1,541
Fixed charges (1)                                                      1,782
------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                 $       3,323
------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                        1.9 x
------------------------------------------------------------------------------------------


                                                    For the Quarter Ended March 31, 2005
                                                 -----------------------------------------
($in thousands)
------------------------------------------------------------------------------------------
Earnings before income taxes                                   $       1,165
Fixed charges (1)                                                      1,897
------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                 $       3,062
------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                        1.6 x
------------------------------------------------------------------------------------------


                                                    For the Year Ended December 31, 2005
                                                 -----------------------------------------
($in thousands)
------------------------------------------------------------------------------------------
Earnings before income taxes                                   $       5,774
Fixed charges (1)                                                      7,370
------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                 $      13,144
------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                        1.8 x
------------------------------------------------------------------------------------------


                                                   For the Year Ended December 31, 2004
                                                 -----------------------------------------
($in thousands)
------------------------------------------------------------------------------------------
Earnings before income taxes                                   $       4,379
Fixed charges (1)                                                      7,945
------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                 $      12,324
------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                        1.6 x
------------------------------------------------------------------------------------------



                                                    For the Year Ended December 31, 2003
                                                 -----------------------------------------
($in thousands)
------------------------------------------------------------------------------------------
Earnings before income taxes                                   $       3,255
Fixed charges (1)                                                      7,140
------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                 $      10,395
------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                        1.5 x
------------------------------------------------------------------------------------------


                                                                          For the Year Ended December 31, 2002
                                                                       -----------------------------------------
($in thousands)
----------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                 $       2,773
Fixed charges (1)                                                                            6,288
----------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                       $       9,061
----------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                              1.4 x
----------------------------------------------------------------------------------------------------------------


                                                   For the Year Ended December 31, 2001
                                                 -----------------------------------------
($in thousands)
------------------------------------------------------------------------------------------
Earnings before income taxes                                   $       1,073
Fixed charges (1)                                                      6,511
------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                 $       7,584
------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                        1.2 x
------------------------------------------------------------------------------------------

(1) Fixed charges represent interest on debentures and amortization of debenture offering costs.